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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the 1991 EZCORP, Inc. Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-63082) pertaining to the EZCORP, Inc. 401(k) Plan, and the Registration Statement (Form S-8 No. 333-108847) pertaining to the 1998 EZCORP, Inc. Stock Incentive Plan of our report dated November 12, 2004, with respect to the consolidated financial statements and schedule of EZCORP, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

                                                            /s/ BDO Seidman, LLP

Dallas, Texas
December 13, 2004